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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                   FORM 8-K


                                CURRENT REPORT



                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



Date of Report (Date of Earliest Event Reported): January  2, 2001
                                                 -----------------



                         Career Education Corporation
              --------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)


         Delaware                       0-23245             36-3932190
-----------------------------         ------------     -------------------
(State or Other Jurisdiction          (Commission         (IRS Employer
     of incorporation)                File Number)     Identification No.)


    2895 Greenspoint Parkway, Suite 600, Hoffman Estates, IL         60195
    --------------------------------------------------------       ----------
         (Address of Principal Executive Offices)                  (Zip Code)


       Registrant's telephone number, including area code (847) 781-3600
                                                          --------------
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Item 2.   Acquisition or Disposition of Assets.

     (a) Effective January 2, 2001, Registrant completed its acquisition of EduTrek International, Inc., a Georgia corporation and operator of American InterContinental University (AIU). EduTrek shareholders approved the acquisition at a special meeting held on January 2, 2001. Pursuant to the terms of the merger agreement, EduTrek's shareholders will receive an aggregate of 1,203,733 shares of the Registrant's stock (0.0901 shares of the Registrant's stock for each share of EduTrek stock) and $2,507,666 in cash ($0.1877 per share). There are 13,359,970 EduTrek shares outstanding. Founded in 1970, AIU currently has seven campuses which offer several bachelor's and master's degrees and are located in Atlanta (Buckhead and Dunwoody), Dubai, Ft. Lauderdale, London, Los Angeles and Washington, D.C. AIU is accredited by the Commission on Colleges of the Southern Association of Colleges and Schools (SACS).

          Other information required by this Item is included in the Company's Registration Statement on Form S-4, as amended, Registration No. 333-49416 (the "S-4 Registration Statement"), and is omitted from this report pursuant to Instruction B.3 to Form 8-K.

Item 7.   Financial Statements and Exhibits.

          Pursuant to Instruction B.3 to Form 8-K, the information required by this Item has been omitted because it was previously reported in the S-4 Registration Statement.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CAREER EDUCATION CORPORATION

                              By:  /s/ John M. Larson
                                 -----------------------
                                   John M. Larson
                                   Chairman of the Board, President and Chief
                                   Executive Officer



Dated: January 11, 2001